Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 12, 2012 (this “Amendment”), amends the Credit Agreement dated as of December 22, 2010, among Delphi Financial Group, Inc. (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent (as amended to date, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Borrower from time to time;

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. AMENDMENTS. Subject to Section 3 hereof, effective as of the Acquisition Date (as defined below), Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) The definition of “Change in Control” is amended in its entirety to read as follows:

“Change in Control” shall be deemed to have occurred at such times as: (a) the Borrower ceases to own, directly or indirectly, free and clear of all Liens, 100% of the outstanding shares of voting stock and voting power of Safety National and RSL on a fully diluted basis; (b) any Person, or two or more Persons, acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of more than 50% of the combined voting power of the outstanding voting stock of Tokio Marine on a fully diluted basis; (c) individuals who as of the Acquisition Date constitute the Tokio Marine’s Board of Directors (together with any new director whose election by Tokio Marine’s Board of Directors or whose nomination for election by Tokio Marine’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), for any reason, cease to constitute a majority of the directors at any time then in office; or (d) Tokio Marine ceases to own, directly or indirectly, free and clear of all Liens at least 65% of the outstanding voting shares and voting powers of the Borrower.

(b) The following definitions are inserted in proper alphabetical order:

“Acquisition Date” means the date on which Tokio Marine becomes the owner, directly or indirectly, of 100% of the outstanding voting shares and voting powers of the Borrower as a result of the Merger.

“Merger” means the merger of the Borrower and TM Investment (Delaware) Inc., a wholly-owned Subsidiary of Tokio Marine.

“Tokio Marine” means Tokio Marine Holdings, Inc.

2. CONSENT FOR CHANGE OF CONTROL. Subject to Section 3 hereof, notwithstanding anything to the contrary in the Credit Agreement, the Lenders hereby (a) consent to (i) the acquisition of the Borrower by Tokio Marine Holdings Inc. pursuant to the Merger and the resulting Change in Control and (ii) the Merger and (b) waive any Event of Default under Section 8.01(k) resulting from the Merger; provided, in each case, that (x) the Acquisition Date (as defined herein) occurs on or before December 31, 2012 and (y) on the Acquisition Date, after giving effect to the Merger, Tokio Marine Holdings, Inc. indirectly owns 100% of the voting stock of the Borrower. If the Acquisition Date shall not have occurred on or before December 31, 2012, this consent shall be null and void and the amendments to the Credit Agreement set forth in Section 1 shall not become effective. This limited consent shall not constitute or be deemed to be a waiver of, consent to or departure from, any other term or provision in the Credit Agreement, which shall continue in full force and effect, nor shall this limited consent constitute a course of dealing among the parties

3. CONDITIONS PRECEDENT. The amendments to the Credit Agreement set forth in Section 1 shall become effective on the Acquisition Date (provided the Acquisition Date has occurred on or before December 31, 2012) and the consent in Section 2 shall become effective when each of the conditions precedent set forth in this Section 3.1 shall have been satisfied. The effectiveness of the consent is further conditioned upon the accuracy of the factual matters described in Section 3.2.

3.1 Receipt of Documents. The Administrative Agent shall have received the following documents:

(a) this Amendment duly executed by the Borrower, the Administrative Agent and the Required Lenders; and

(b) all other documents or materials as the Administrative Agent may reasonably request.

3.2 Compliance with Warranties, No Default, etc. By execution hereof, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that such statements are true and correct as of the date hereof:

(a) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

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(b) no Default or Event of Default shall have then occurred and be continuing.

4. MISCELLANEOUS.

4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby. Each other Loan Document is hereby ratified, approved and confirmed in each and every respect by the Borrower. This Amendment is a Loan Document.

4.2 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

4.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

4.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DELPHI FINANCIAL GROUP, INC.

By:	/s/ Nita Savage
Name:	Nita Savage
Title:	Vice President, Finance

BANK OF AMERICA, N.A., as
Administrative Agent and as a Lender

By:	/s/ Tiffany Burgess
Name:	Tiffany Burgess
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ginger So
Name:	Ginger So
Title:	Senior Vice President

BARCLAYS BANK PLC

By:	/s/ Lisa Minigh
Name:	Lisa Minigh
Title:	Assistant Vice President

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Brian P. Fox
Name:	Brian P. Fox
Title:	Vice President

WELLS FARGO BANK, N.A.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas A. Kiepura
Name:	Thomas A. Kiepura
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Richard G. Shaw
Name:	Richard G. Shaw
Title:	Vice President

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